Exhibit 23

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the use in this Registration Statement of Mercury Internet Corporation on Form SB-2, of our report, dated January 17, 2006, which includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/
HJ & Associates, LLC Salt Lake City, Utah July 25, 2006